UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2014

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 19, 2014, the Federal Housing Finance Agency (the "FHFA") approved the recently submitted merger application of the Federal Home Loan Bank of Des Moines and the Federal Home Loan Bank of Seattle relating to the proposed merger of the two banks in accordance with the Agreement and Plan of Merger filed with the Form 8-K dated September 25, 2014. The FHFA's approval is subject to the satisfaction of specific closing conditions set forth in the FHFA approval letter, including the receipt of approvals by members of both banks.

A member announcement and joint press release are attached hereto as Exhibits 99.1 and 99.2. The information contained in Exhibits 99.1 and 99.2 is being furnished pursuant to this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1	Member Announcement issued by the Federal Home Loan Bank of Des Moines, dated December 22, 2014.

Exhibit Number 99.2	Joint Press Release issued by the Federal Home Loan Bank of Des Moines and the Federal Home Loan Bank of Seattle, dated December 22, 2014.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

December 22, 2014	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Member Announcement issued by the Federal Home Loan Bank of Des Moines, dated December 22, 2014.
99.2	Joint Press Release issued by the Federal Home Loan Bank of Des Moines and the Federal Home Loan Bank of Seattle, dated December 22, 2014.